UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 16, 2013

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.    Other Events.
On July 16, 2013, Invacare Corporation (the “Company”) announced that the United States Food and Drug Administration ("FDA") has found acceptable the Company's second third-party certification audit relating to design control systems at the Company's Corporate and Taylor Street facilities. This acceptance permits the Company to resume design activities for power wheelchairs and power beds.
The remaining third-party certification audit is a comprehensive review of the Company's compliance with the FDA's Quality System Regulation at the impacted Elyria, Ohio facilities. The Company originally set an aggressive goal of completing this audit by June 30, but, in light of the scope and complexity of the audit, the Company is re-evaluating its expected timing of when the report will be completed and filed with the FDA. The Company is devoted to successfully completing this audit in a timely manner. After the certification report relating to this audit is submitted to the FDA, the agency will conduct its own inspection of the facility. Once the Company receives written notification from the FDA that the Corporate and Taylor Street facilities appear to be in compliance, the Company may resume full operations at those facilities.
While the Company was pleased with the progress that it had made on the final third-party certification audit, the Company has identified a few areas in its quality system that require additional work. The Company needs to take the time now to reassess these sections of its quality system to ensure the processes it has put in place are sustainably compliant. The Company will complete these improvements with the same determination and commitment with which it achieved the first two audits.
The Company issued a press release relating to the announcement on July 16, 2013, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 16, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: July 16, 2013	By:	/s/ Robert K. Gudbranson

Robert K. Gudbranson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated July 16, 2013